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                                  FIRST AMENDMENT TO
                              HILTON HOTELS CORPORATION
                      1996 CHIEF EXECUTIVE STOCK INCENTIVE PLAN


     THIS FIRST AMENDMENT TO HILTON HOTELS CORPORATION 1996 CHIEF EXECUTIVE STOCK INCENTIVE PLAN, dated as of December 31, 1998, is made and adopted by HILTON HOTELS CORPORATION, a Delaware corporation (the "Corporation"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

     WHEREAS, effective as of February 1, 1996, the Corporation adopted the Hilton Hotels Corporation 1996 Chief Executive Stock Incentive Plan (as amended from time to time, the "Plan") for the benefit of its Chief Executive Officer;

     WHEREAS, subject to certain conditions, the Corporation intends to spin-off its operations, assets and liabilities relating to its gaming business by distributing, on a pro rata basis, all of the issued and outstanding shares of common stock of Park Place Entertainment Corporation ("Park Place") to the holders of the Corporation's common stock (the "Distribution");

     WHEREAS, concurrently with the Distribution, the outstanding options under the Plan will be adjusted to represent options to purchase an equivalent number of shares of the Corporation's common stock and shares of Park Place common stock;

     WHEREAS, the Corporation reserved the right to amend the Plan pursuant to
Section 7 thereof;

     WHEREAS, the Corporation desires to amend the Plan so as to reflect the Distribution; and

     WHEREAS, this First Amendment was duly adopted by a resolution of the Board of Directors of the Corporation dated as of November 12, 1998.

     NOW THEREFORE, in consideration of the foregoing, the Corporation hereby amends the Plan as follows:

     1.  The Plan is hereby amended by adding the following new Section 11 after
Section 10 of the Plan:

"SECTION 11.   PROVISIONS REGARDING THE DISTRIBUTION.

     (a) Concurrently with the distribution (the "Distribution") to the holders of the outstanding shares of the Corporation's Common Stock, on a one-for-one basis, of all of the outstanding shares of the common stock (the "Park Place Common Stock"), par value $.01 per
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share, of Park Place Entertainment Corporation ("Park Place"), the Corporation
and Park Place are entering into that certain Employee Benefits and Other Employment Matters Allocation Agreement, dated as of the date of the Distribution (the "Benefits Allocation Agreement"), which provides for the Corporation and Park Place to allocate the responsibilities with respect to certain matters relating to employees and employee compensation, benefits, labor and other employment matters. Concurrently with the Distribution and pursuant to the terms of the Benefits Allocation Agreement, all outstanding options to purchase the Corporation's Common Stock granted under this Plan (each, a "Hilton Option") shall be adjusted (the "Option Adjustment") to represent options to purchase an equivalent number of shares of the Corporation's Common Stock (each adjusted option to purchase the Corporation's Common Stock, an "Adjusted Hilton Option") and shares of Park Place Common Stock (each adjusted option to purchase Park Place Common Stock, an "Adjusted Park Place Option"). Pursuant to the Option Adjustment, the intrinsic value of the Hilton Options prior to the Distribution shall be preserved after the Distribution, and the exercise price of the Hilton Options shall be allocated between the Adjusted Hilton Options and the Adjusted Park Place Options based upon the relative values of the Corporation's Common Stock and the Park Place Common Stock on December 21, 1998 (the first date on which the Park Place Common Stock traded on a "when issued" basis), all as determined by the Corporation.

      (b) Following the date of the Option Adjustment, all Adjusted Hilton Options which are issued as a result of Hilton Options granted under this Plan shall remain subject to the terms of this Plan and any applicable option agreement, and all Adjusted Park Place Options which are issued as a result of Hilton Options granted under this Plan shall be subject to the terms of the Park Place Entertainment Corporation 1998 Stock Incentive Plan and the applicable option agreement.

      (c) For purposes of this Plan, with respect to Adjusted Hilton Options held by the CEO as a result of the Option Adjustment, references to employment or termination of employment in this Plan and in the applicable option agreement shall be deemed to refer to employment by or termination of employment with the Corporation and Park Place and their subsidiaries or affiliates. For purposes of this Plan, no termination of the CEO's employment shall be deemed to have occurred until such time as the CEO's employment with both the Corporation and Park Place (and their subsidiaries or affiliates) has been terminated."

      2. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

      3. This First Amendment shall be effective as of the effective date of the Distribution.

      4. Except as set forth herein, the Plan shall remain in full force and effect.


                                          2
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          IN WITNESS WHEREOF, the Corporation has caused this amendment to the
Plan to be executed by its duly authorized officer as of December 31, 1998.


                                   HILTON HOTELS CORPORATION



                                   By: /s/ James M. Anderson
                                       -------------------------------
                                       Name:   James M. Anderson
                                       Title:  Senior Vice President - Labor
                                               Relations and Personnel
                                               Administration



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